EXHIBIT 10.3

PURCHASE AGREEMENT
BETWEEN
CLEARONE, INC.
AND
DIALCOM NETWORKS S.L.
March 31st, 2014

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into in Madrid, on March [31], 2014, by and between ClearOne, Inc., a corporation registered in the State of Utah, United States, represented by Zeyneb Hakimoglu acting as empowered attorney, (the “Purchaser”), and Dialcom Networks S.L., a Spanish private limited company, registered with the Zaragoza Trade registry under page Z-30936, and represented by Enrique Domínguez García acting as empowered attorney (the “Seller”). Purchaser and Seller are referred to collectively herein as the “Parties” and individually as a “Party”.

WHEREAS

I.-
On December 20th, 2013, the parties signed a Framework Agreement regulating the purchase of the so-called “Spontania Business”, by means of which they agreed to a procedure that was to be concluded with the spin-off and sale of the newly incorporated company “CLEARONE SPAIN,S.L.”.

II.-
Furthermore, on January 16th, 2014 Dialcom Networks and ClearOne Inc. signed a loan agreement for an amount of 365,000€ plus a 0.46% monthly interest rate, hereinafter “the Owed Loan Amount”, in order to cover the operating costs of the Spontania Business.

Said agreement was passed into a public deed before the Madrid Notary Mr. Angel Almoguera Gómez, with number 208 of his records, being the Framework Agreement a part of the same, hereinafter “the Loan Agreement”. Moreover, it was agreed by the Parties that the referred amount was to be deducted from the final purchase price.

III.-
On March 3rd, 2014 the company Dialcom Networks, S.L. granted the spin-off deed before the Madrid Notary Mr. Angel Almoguera Gómez, with number 1090 of his records. As a result of the same, DIALCOM NETWORKS, S.L. is the owner of 3,650,000 shares, numbered from 1 to 3,650,000 both inclusive, 100% of the shares, hereinafter “the Shares”, of CLEARONE SPAIN, S.L., a Spanish private limited company, registered with the Zaragoza Trade registry under page Z-56348, hereinafter “the Company”.

IV.-	The spin off was registered with the Zaragoza trade registry on March 4 2014 causing the first inscription of the Company’s page.

Taking into consideration all the aforementioned, the Parties being in agreement, they enter into the present Share Purchase Agreement in accordance with the following:

CLAUSES

1.-     Purpose

The Seller transfers to the Purchaser, who acquires, the Shares in the Company representing one hundred percent of the share capital thereof, free of encumbrances, charges and third-party rights.

2.-    Title

The Seller proves ownership of the Shares being transferred by means of exhibiting the aforementioned Dialcom Networks, S.L. spin-off public deed granted on March 3rd, 2014 before the Madrid Notary Mr. Angel Almoguera Gómez, with number 1.090 of his records, duly registered with the Zaragoza Trade Registry in which Seller is assigned title to the Shares.

3.-     Purchase Price

In accordance with Clause 2.3 of the Framework Agreement, the purchase price for the Shares is 3,650,000 € plus the Interim Operating Expense Amount (as adjusted pursuant to Clause 2.3(a)) minus (i) the accrued and unpaid payrolls of the Company´s Employees and (ii) the amount of any revenue invoiced by the Seller with respect to the Spontania

Business between the date of signing of the Framework Agreement and the date of signing of the present document. Said amounts are detailed as Annex 1.

Therefore, the final Purchase Price for the sale of the Shares amounts to € 3,661,541.58 which is equivalent to 1.003 € per share.

4.-     Closing Deliveries

4.1.-	As established in 2.6 (a) of the Framework Agreement, all Seller Closing Deliveries are included herewith as Annex 2.

Regarding the non-compete agreements to be signed by certain shareholders of Dialcom, the Parties agree as established in Annex 2.7 of this Agreement

4.2.-	In turn, as established in 2.6 (b) of the Framework Agreement, all Purchaser Closing Deliveries are included herewith as Annex 3.

5.-    Payment Of Purchase Price

The established Purchase Price is paid by the Purchaser as follows:

(i)
Identified Creditor Payments. The Seller hereby declares that the creditors listed in Annex 4, are all the Company´s and/or the Seller´s currently existing creditors, including the Tax Authorities, Social Security, public administrations, financial institutions and, in general, any third party (excluding accrued and unpaid payrolls of the Company´s Employees). To that respect, the Seller provides duly signed releases, included hereto as Annex 5, by means of which said creditors declare that all existing debts with the Seller and/or the Company will be settled once they receive the amounts established in the same.

As for the debts CDTI and INNPACTO hold against the Seller, the Agreement signed by the Parties amending the Framework Agreement, included hereto as Annex 6, will be applicable.
Thus, in accordance with clause 2.3 (b) of the Framework Agreement, the Purchaser deducts the amount of € 933,910.34 from the purchase price that will be paid directly to the referred creditors via a wire transfer to their respective bank accounts.

(ii)
Owed Loan Amount. In accordance with the conditions established in the Loan Agreement, the Owed Loan Amount is € 368,358 as described in Annex 7. Said amount is further deducted from the Purchase Price.

(iii)
Escrow. As established in Clause 2.4, an escrow agreement is signed by the Parties and the Spanish bank BBVA, S.A., included herewith as Annex 8, by means of which the Purchaser deducts from the Purchase Price and deposits via a wire transfer to the Escrow Account an amount of 547,500€.

(iv)
Opposed Creditors. The Seller declares and warrants that the only creditors initially opposing to the spin-off of DIALCOM NETWORKS, S.L. were BANKINTER S.A. and Elena Álvarez Martín-Ballestero who duly waived their opposition to the same.

To that respect, the Purchaser deducts from the Purchase Price the respective amounts of € 237,000 and € 66,393.7 in order to settle the existing debts with said creditors via appropriate wire transfers to their respective bank accounts.

(v)
Remaining amount. Taking into consideration the deductions from the Purchase Price established in points (i) to (iv) of the present clause, the Purchaser shall pay the remaining amount, that is to say € 1,508,379.54, via a wire transfer, to the Seller’s bank account. The Seller acknowledges receipt for the above-mentioned amount. A copy of said wire transfer order is attached hereto as Annex 9.

6.-     Force Of The Framework Agreement
1.The parties declare the Framework Agreement fully in force without this document nor the passing of the same into a public deed, being an amendment thereof.

7.-     Notices
For the notices that the parties have to make in relation to the present deed, the parties declare that the contents of clause 10.7 of the Framework Agreement shall be applicable.

8.-     Expenses And Taxes
The fees of the public notary incurred as a consequence of the granting of the present instrument shall be paid for equally by the Parties.

9.-     Applicable Law And Jurisdiction
With respect to the applicable law and forum, the parties expressly submit to the provisions of clause 10.8 of the Framework Agreement.

10.-     Foreign Transactions
It is stated that the transfer formalized herein constitutes a foreign investment in Spain which shall be notified to the General Directorate of Trade and Investments by means of the appropriate D1-A form which will be delivered to the Notary passing this document into a public deed.

IN WITNESS WHEREOF, the Parties on and as of the date first above written.

ClearOne, Inc.
By Name: Zeynep Hakimoglu Title: President & CEO

Dialcom Networks S.L.
By Name:Enrique Domínguez García Title: President & CEO

ANNEX 1

Initial purchase figure	€ 3,650,000

Interim Operating Expense Amount	€ 240,000

Unpaid Payrolls	€ 26,886.06

Revenue invoiced	€ 201,572.36

Purchase price	€3,661,541.58

ANNEX 2
SELLER’S CLOSING DELIVERIES

ANNEX 2.1
A true and correct copy of resolutions of Seller’s Board of Directors approving the Spin-Off Transaction, this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby.

This is included within the Spin-off deed.

ANNEX 2.2

A true and correct copy of resolutions of Seller’s shareholders approving the Spin-Off Transaction, this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, to the extent such is required.

This is included within the Spin-off deed.

ANNEX 2.3

A counterpart of the Escrow Agreement duly executed by Seller and by the Escrow Agent.

ANNEX 2.4

Proof that Newco is the holder of the Spontania Domains and of the transferred trademarks included in the Spontania IP together with such documents as necessary to transfer any Spontania IP (the “Intellectual Property Assignments”).

ANNEX 2.5

Duly executed counterpart signature page to the Executive Agreements

ANNEX 2.6

Sealed filing before the Spanish Data Protection Agency requesting the modification of the name of the data processor of the files currently registered in the Spanish Data Protection Agency Register, of which the Seller is the current data processor. The sealed filing shall request the modification of the name of the data processor from Seller to Newco.

ANNEX 2.7

Non-Compete Agreement or Side Letter with respect to shareholders and officers of Seller specified in Schedule 2.6.(a).(vii) of the Framework Agreement, in form acceptable to the Parties.

To this respect, the Seller provides the original Non-compete agreement signed by Enrique Dominguez and Marcelo Martínez. Concerning the rest of the shareholders obliged to produce said documents, the Purchaser waives such obligation as long as the same sell their shares in Dialcom to Enrique Dominguez and Marcelo Martínez before 15 days. Concerning all except Javier Marin Alvarado, who shall hava a 30 day deadline. If such transfer is not made, the Seller shall pay a penalty of 2,000 € per day until all the referred transfers are executed. In any case, said sale of shares may be substituted by the signing of non compete agreements bu said shareholders in the same terms and conditions as established herein.

ANNEX 2.8
Certificate to the effect that the representations and warranties set forth in Article III of the Framework Agreement are true and correct in all material respects, except that as to (A) such representations and warranties as are qualified by terms such as “material” and “Material Adverse Effect” and (B) the Fundamental Representations, such certificate shall state that such representations and warranties are true and correct in all respects.

BRING DOWN CERTIFICATE
March 31, 2014
Pursuant to Section 2.6(a)(ix) of the Framework Agreement (the “Agreement”), entered into as of December 20, 2013, by and between ClearOne, Inc., a corporation registered in the State of Utah, United States, represented by Zeyneb Hakimoglu acting as empowered attorney, (the “Purchaser”), and Dialcom Networks S.L., a Spanish private limited company, registered with the Zaragoza Trade registry under page Z-30936, and represented by Enrique Domínguez García acting as empowered attorney (the “Seller”), Seller hereby certifies as follows:
The representations and warranties set forth in Article III of the Agreement are true and correct in all material respects, except that as to (A) such representations and warranties as are qualified by terms such as “material” and “Material Adverse Effect” and (B) the Fundamental Representations, such representations and warranties are true and correct in all respects.
Seller has performed or complied in all material respects with all covenants and obligations contained in the Agreement to be performed or complied with by the undersigned on or prior to the Closing.
Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.
The undersigned signs this certificate effective as of the date indicated above.

Dialcom Networks S.L.
By Name:Enrique Domínguez García Title: President & CEO

ANNEX 2.9

Executed documents for assumption of the Office Lease, subject to obtaining any necessary Consent from landlord.

Copy of the lease agreement signed between Clearone Spain SL and the landlord.

ANNEX 3
PURCHASER’S CLOSING DELIVERIES

ANNEX 3.1

A counterpart of the Escrow Agreement duly executed by Purchaser.

INCLUDED AS ANNEX 2.3

ANNEX 3.2

A counterpart of the Executive Agreements duly executed by the correct party.

INCLUDED AS ANNEX 2.5

ANNEX 4
IDENTIFIED CREDITORS

1.	Spanish Tax Agency / AEAT 186.044,7 €

2.	Spanish Social Security / Seguridad Social 96.781,42 €

3.	Banks / Bancos:

a.	BBVA 241.000 €

b.	Banco Santander 161,694.16 €

c.	Banco Popular 248,390.06 €

Total amount debts Identified Creditors: 933.910,34

ANNEX 5
CREDITORS’ DEBT CERTIFICATES

ANNEX 6
AMENDMENT ONE TO FRAMEWORK AGREEMENT

ANNEX 7
OWED LOAN AMOUNT UNDER THE LOAN AGREEMENT
LOAN AMOUNT:                         € 365,000
MONTHLY 0.46% INTEREST (TWO MONTHS)    € 1679 x 2 months = € 3,358
OWED LOAN AMOUNT                    € 368,358

ANNEX 8
ESCROW AGREEMENT
INCLUDED AS ANNEX 2.3

ANNEX 9
COPY OF WIRE TRANSFER ORDER